Exhibit No. 4.2

             2005 INDUCEMENT STOCK OPTION AND RESTRICTED STOCK PLAN
                                       OF
                        STANDARD MICROSYSTEMS CORPORATION

1.       Purpose of the Plan

         The purpose of this Standard Microsystems Corporation 2005 Inducement Stock Option And Restricted Stock Plan (the "Plan") is to promote the interests of Standard Microsystems Corporation, a Delaware corporation (together with its subsidiaries, "SMSC" or the "Company") and its stockholders by providing prospective employees of SMSC (including prospective employees who would join SMSC in connection with any corporate transaction) with an appropriate and material incentive to accept employment with SMSC. Accordingly, SMSC may, from time to time, grant to such prospective employees as may be selected in the manner hereinafter provided, options ("Options") to purchase shares of common stock, $.10 par value, of Standard Microsystems Corporation ("Common Stock") and/or awards of restricted Common Stock ("Awards"), subject to the conditions hereinafter provided.

2.       Administration of the Plan

         (a) This Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"). All members of the Committee shall be both "Non-Employee Directors" within the meaning of paragraph
(b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder. The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to Committee membership. A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by all members of the Committee.

         (b) The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grants of Options or Awards; to determine the numbers of shares of Common Stock covered by each Option or Award, the purchase price of the Common Stock covered by each Option, the individuals to whom and the time or times at which Options or Awards shall be granted or Options may be exercised; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Options or Awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with Grantees (as defined below) in connection with Options or Awards that may be granted under the Plan ("Agreements"), which Agreements may vary from one another, as the Committee shall deem appropriate; to amend any such Agreement from time to time, with the consent of the Grantee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan.

         (c) Each Option or Award under this Plan shall be deemed to have been granted when the determination of the Committee with respect to such Option or Award is made or, if so determined by the Committee, at a specific future date. Once an Option has been granted, all conditions and requirements of this Plan with respect to such Option shall be deemed to be conditions upon the exercise of the Option but not upon the grant thereof.

         (d) Every action, decision, interpretation or determination by the Committee or the Board with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding or claiming any right or interest pursuant to any Option or Award granted under this Plan.

         (e) No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Option or Award. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee.

         (f) In the event of a conflict between the terms of this Plan and the terms of any Agreement, the terms of this Plan, as determined by the Committee in its discretion, shall govern.

3.       Stock Subject to this Plan

         (a) The shares of Common Stock to be issued upon exercise of Options or constituting Awards granted under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock for which Options and Awards may be granted under this Plan shall not exceed 1,350,000. The maximum number of shares that may be subject to Options granted to any one individual within one fiscal year shall be 100,000. Such aggregate numbers shall be subject to adjustment as provided in paragraph 12. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, or if any Common Stock subject to an Award shall be forfeited, the unpurchased or forfeited shares shall (unless this Plan shall have been terminated) become available for grant of Options or Awards to other individuals.

         (b) A Grantee to whom an Award has been made shall have, after delivery to him of, or after notification that there is being held in custody for him, a certificate or certificates for the number of shares of Common Stock awarded, absolute ownership of such shares including the right to vote the same and to receive dividends thereon, subject however, to the terms, conditions and restrictions described in this Plan and in any Agreement relating to the Award.

4.       Eligibility of Grantees

         Options and Awards may be granted under this Plan only as a material inducement to any individual who has neither been employed by SMSC nor served on the Board to become an employee of SMSC, including individuals who may become employees of SMSC in connection with a corporate transaction, provided, that an individual who has been employed by SMSC or served on the Board may also receive inducement grants of Options and/or Awards under this Plan following a bona fide break in employment and Board service, as determined under NASD Rule 4350(c) (each individual receiving an Option or Award, a "Grantee"). Options and Awards shall not become effective unless and until the Grantee actually commences employment with SMSC. Eligible individuals may receive grants of either or both Options and Awards.

5.       Option Price

         The purchase price per share of Common Stock under each Option shall be established by the Committee, but shall not be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date such Option is granted.

6.       Restrictions

         (a) No Option granted under this Plan shall be transferable by the Grantee, either voluntarily or by operation of law, otherwise than by last will and testament or by laws of descent and distribution, and such Option shall be exercised during the lifetime of the Grantee, only by the Grantee, or by his or her guardian or legal representative.

         (b) Until the restrictions set forth in this paragraph 6(b) shall lapse pursuant to paragraph 6(c) or 6(d), shares of Common Stock awarded to a Grantee pursuant to an Award:

             (i) shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and

             (ii) shall, if delivered to or to the order of the Grantee, be returned to the Company forthwith, and all rights of the Grantee to such shares shall immediately terminate without any payment of consideration by the Company, if the Grantee's continuous employment with the Company or any of its subsidiaries shall terminate for any reason, except as provided in paragraph 6(d); provided, however, that the Board shall have the right to waive such forfeiture, in whole or in part, and in connection with such waiver to impose any terms or restrictions on the continued ownership of such shares by the Grantee under the Plan. If the Grantee's interests in the shares of Common Stock granted pursuant to an Award shall be terminated pursuant to this clause (ii), the Grantee shall forthwith deliver to the Secretary or any Assistant Secretary of the Company the certificates for shares of Common Stock so terminated, accompanied by such instrument of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

         (c) Unless the Committee shall fix a different schedule in an Agreement relating to an Award, except as set forth in paragraph 6(d), the restrictions set forth in paragraph 6(b) hereof shall lapse to the extent of 25% of the shares covered by the Award on each of the first and second anniversaries of the date of grant of such Award and as to the remaining 50% on the third anniversary of the date of grant.

         (d) Any provision of paragraph 6(b) hereof to the contrary notwithstanding, if a Grantee who has been in the continuous employment of the Company or of any subsidiary since the date on which an Award was granted to him shall, while in such employment, die, terminate employment by reason of disability as defined in this paragraph 6(d), or attain age 65, and any of such events shall occur more than one year after the date on which an Award shall have been granted to him, then the restrictions set forth in paragraph 6(b) hereof shall lapse, as to all shares of Common Stock awarded to such Grantee pursuant to such Award, on the date of such event. As used in this paragraph 6(d) the term "disability" shall mean a condition that is within the meaning of
Section 22(e)(3) of the Code.

         (e) Each Grantee granted an Award shall agree that, subject to the provisions of paragraph 6(f):

             (i) no later than the date of the lapse of the restrictions mentioned in paragraph 6(b) hereof and in any Agreement respecting the Award, the Grantee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local withholding taxes of any kind required by law to be paid by the Company or its subsidiaries with respect to the shares of Common Stock subject to the Award, and

             (ii) the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock subject to the Award.

         (f) If a Grantee granted an Award properly files with the Internal Revenue Service a written election within 30 days of the date of grant, to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Common Stock awarded on the date of grant, the Grantee shall make arrangements satisfactory to the Committee to pay in the year of such grant any federal, state or local withholding taxes required to be paid by the Company or its subsidiaries with respect to such shares. If the Grantee shall fail to make such payments, the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such shares of Common Stock.

         (g) Certificates evidencing shares of Common Stock subject to Awards shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan and in any Agreement relating to the Award. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in the Plan or any related Agreement shall be ineffective. The shares acquired, together with stock powers (if required by the Company) or other instruments of transfer appropriately endorsed in blank by the Grantee, shall be held by the Company, for the use and benefit and subject to the rights of such Grantee as owner thereof. After the lapse of all restrictions with respect to particular shares, the Company shall deliver the certificates for such shares held by the Company to the Grantee concerned.

7.       Exercise of Option

         (a) Each Option granted under this Plan shall by its terms expire not later than ten years from the date on which it was granted.

         (b) Unless the Committee shall fix a different schedule at the time a particular Option is granted, each Option granted under this Plan shall vest and become exercisable, as to 20% of the Common Stock subject to such Option on each of the first five anniversaries of the Option grant date, provided that the Grantee remains continuously employed by SMSC through each such vesting date. Notwithstanding the foregoing, the Committee may declare any outstanding Option immediately and fully vested and exercisable (but in no event prior to the first anniversary of the date of grant).

         (c) A Grantee electing to exercise an Option shall give written notice to the Company of such election and of the number of shares he or she has elected to purchase; provided that no Option may be exercised as to fewer than 100 shares unless it is then exercised as to all of the shares then purchasable thereunder. Such notice shall be accompanied by payment to the Company of the full purchase price in cash; provided that, unless otherwise determined by the Committee, the purchase price may be paid in whole or in part, by surrender or delivery to the Company of Common Stock of the Company having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, a Grantee shall, upon notification of the amount due and prior to or concurrently with delivery to the Grantee of a certificate representing such shares, pay, in cash, any amount necessary to satisfy federal, state and local tax requirements.

         (d) No Grantee shall have the rights of a stockholder with respect to shares covered by an Option until such Grantee becomes the holder of record of such shares.

         (e) Except as provided in paragraph 8 or paragraph 9, no Option granted to a Grantee may be exercised, unless, at the time of exercise, the Grantee is an employee of the Company. Options granted under the Plan to a Grantee shall not be affected by any change of duties or position so long as the Grantee continues to be an employee of the Company.

         (f) Notwithstanding any other provision of this Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an Option prior to (a) the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed and (b) the completion of such registration or other qualification of such share under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.

8.       Termination of Grantee's Relationship to the Company

         (a) In the case of an Option granted to a Grantee, if the Grantee shall cease to be an employee of the Company, other than by reason of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, any Option held by such Grantee may be exercised (to the extent that the Grantee was entitled to exercise such Option at the termination of such employment) at any time within three months after such termination, but not later than the expiration date of such Option; provided, however, that any Option held by a Grantee whose employment shall be terminated by the Company for cause shall, to the extent not theretofore exercised, forthwith terminate.

         (b) Notwithstanding the provisions of paragraph 7 specifying the installments in which an Option shall be vested and exercisable, in the case of an Option granted to a Grantee, unless the Committee specifies otherwise at the time a particular Option is granted, upon a Grantee's actual retirement at age 65 or thereafter, the Option shall be exercisable (within the time periods set forth in paragraph 8(a)) as to all shares of Common Stock remaining subject to the Option.

         (c) Any Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan (which provisions may allow periods of consultancy to be treated as periods of employment) and the effect of leaves of absence, which provisions may vary from one another.

         (d) In the case of an Option or Award granted to a Grantee whose employment relationship terminates prior to the applicable vesting date of such Option or Award but the Grantee continues to serve SMSC as a consultant, the Grantee's consultancy shall be treated as employment for purposes of this Plan.

         (e) Nothing in the Plan or in any Agreement shall confer upon any Grantee any right to continue in the employ of the Company or affect the right of the Company to terminate such employment relationship at any time for any reason, or for no reason.

9.       Death or Disability of Grantee

         Notwithstanding the provisions of paragraph 7 specifying installments in which an Option shall be vested and exercisable, unless the Committee specifies otherwise at the time a particular Option is granted, if a Grantee shall die or become permanently and totally disabled within the meaning of
Section 22(e)(3) of the Code, while he or she is employed by the Company or within three months after the termination of his or her employment (other than termination by the Company for cause), such Option may be exercised, as to all shares of Common Stock remaining subject to the Option, within the later to occur of (a) three months after the termination of the Grantee's employment or
(b) thirty days after the appointment of a legal representative or guardian, but in no case more than one year after termination of employment and in no case after the original expiration date of the Option.

10.      Amendments to the Plan

         The Board may at any time terminate or from time to time modify, amend or suspend this Plan, including any amendment for the purpose of complying with or securing the benefit of any change in the Exchange Act or the Code or any regulation adopted under either. No suspension, termination, modification or amendment of the Plan may, without the consent of the Grantee to whom an Option or Award shall theretofore have been granted, materially and adversely affect the rights of such Grantee under such Option or Award, provided, that SMSC shall have the right, in connection with a corporate transaction or otherwise, to terminate any or all Awards under this Plan at any time in exchange for cash or other consideration equal to the then-current fair value of any such Award and, with respect to each share underlying an Option, the excess, if any, of the fair market value per share over the exercise price per share, as determined in the sole discretion of the Committee, and no such termination shall constitute a material and adverse affect on the rights of any Grantee.

11.      Granting of Options and Awards

         (a) The grant of any Option or Award pursuant to the Plan shall be entirely in the discretion of the Committee, and nothing in the Plan shall be construed to confer on any Grantee any right to receive any Option or Award under the Plan.

         (b) Subject to the terms, conditions and restrictions of the Plan, the Committee shall, in its sole discretion, select the Grantees to whom Options or Awards are to be granted without limiting the generality of Paragraph 2, the Committee shall also have power to determine (i) whether Options or Awards are to be made, (ii) the number of shares of Common Stock covered by each Option or Award, (iii) the time or times when Options or Awards will be made, and (iv) in accordance with paragraph 6, the restrictions applicable to shares of Common Stock awarded pursuant to Awards.

         (c) The grant of an Option or Award pursuant to the Plan shall not constitute an agreement or an understanding, express or implied, to employ the Grantee for any specified period.

12.      Adjustments upon Changes in Capitalization

         (a) The Board may at any time make such provision as it shall consider appropriate for the adjustment of the number and class of shares covered by each Option or Award and the price as to which an Option shall be exercisable, in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, split-up, reorganization, liquidation, and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares as to which Options and Awards may be granted under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7 with respect to the minimum number of shares that must be purchased upon any exercise of an Option.

         (b) In the event (i) of a dissolution, liquidation, merger or consolidation of the Company or (ii) of a sale of all or substantially all of the assets of the Company or the sale of substantially all of the assets or stock of a subsidiary of which a Grantee is then an employee, or (iii) a change in control (as hereinafter defined) of the Company has occurred or is about to occur, then, the Board may determine that each Option and/or Award under the Plan, if such event shall occur with respect to the Company, or each Option granted to an employee of such subsidiary, shall become immediately and fully exercisable or that restrictions on shares subject to any Award shall immediately lapse.

13. Effectiveness of the Plan and Options and Awards; Termination of the Plan

         This Plan shall be effective as of the date that it receives Board approval, which shall be the date of the consummation of the transaction described in the Share Purchase Agreement by and among Standard Microsystems Corporation and the Shareholders of OASIS SiliconSystems Holding AG, dated as of March 30, 2005 (the "Effective Date"). No Option or Award under this Plan shall become effective until it has been approved by the Committee. No Options or Awards shall be made on or after the tenth anniversary of the Effective Date, provided, that any Options or Awards outstanding on the Effective Date shall continue to be governed by this Plan until they are terminated.

14.      Severability

         In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.

15.      Effect on Prior Option and Award Plans

         The adoption of the 2005 Plan shall have no effect on outstanding Options or Awards granted by the Company under any other plan or agreement.

16.      Notices

         All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

         If to the Grantee, to the Grantee's last known address.

         If to the Company:

                  Standard Microsystems Corporation
                  Attention: Secretary
                  80 Arkay Drive
                  Hauppauge, New York 11788

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

17.      Governing Law

         This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the provisions governing conflict of laws.

18.      Certain Definitions

         (a) The terms "parent" and "subsidiary" shall have the meanings respectively, of "parent corporation" and "subsidiary corporation" as set forth in Sections 424(e) and (f) of the Code, respectively.

         (b) The term "fair market value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price (or the average of the latest bid and asked prices) of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board or the Committee) for the over-the-counter market or any national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication.

         (c) The term "termination of employment for cause" or words to like effect shall mean termination by the Company of the employment of the Grantee by reason of the Grantee's (i) willful refusal to perform his or her obligations to the Company, (ii) willful misconduct, contrary to the interests of the Company, or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute whether a termination for cause has occurred, the Board may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

         (d) The term "Company" shall include SMSC and any parent or subsidiary of SMSC.

         (e) The term "change in control" shall mean an event or series of events that would be required to be described as a change in control of the Company on Form 8-K promulgated under the Exchange Act. The determination whether and when a change in control has occurred or is about to occur shall be made by vote of a majority of the Non-Employee Directors who shall have constituted the Board immediately prior to the occurrence of the event or series of events constituting such change in control.

         (f) The term "corporate transaction" shall mean any corporate event or transaction (including, but not limited to, a change in the shares of SMSC or the capitalization of SMSC) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of SMSC, combination or exchange of shares of Common Stock, dividend in kind, extraordinary cash dividend or other change in capital structure or distribution (other than normal cash dividends) to shareholders of SMSC, or any similar corporate event.